                                                                  Exhibit 11.1



Computation of net loss per share

                                                                                                                  Three months ended
                                                                       Year ended December 31,                          March 31,
                                                        -----------------------------------------------------     ------------------
                                                            1996                1997                 1998                 1999
                                                        -----------          -----------          -----------          ------------
Net loss per common share .....................         $(3,508,770)         $(8,029,247)         $(8,138,074)         $ (1,461,184)
                                                        ===========          ===========          ===========          ============

Weighted average shares
outstanding ...................................           2,117,883            3,586,002            4,731,296             4,968,043
                                                        ===========          ===========          ===========          ============

Basic and diluted net loss per
common share ..................................         $     (1.66)         $     (2.24)         $     (1.72)         $      (0.29)
                                                        ===========          ===========          ===========          ============

Pro forma weighted average
shares outstanding ............................           3,660,217            8,045,002           10,861,130            13,818,710
                                                        ===========          ===========          ===========          ============

Pro forma basic and diluted
net loss per common share .....................         $     (0.96)         $     (1.00)         $     (0.75)         $      (0.11)
                                                        ===========          ===========          ===========          ============

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